Exhibit 99.1
Post Holdings Launching Corporate-Sponsored SPAC
ST. LOUIS, February 9, 2021 - Post Holdings, Inc. (NYSE:POST) (“Post”), a consumer packaged goods holding company, today announced that one of its subsidiaries, Post Holdings Partnering Corporation (“PHPC”), a newly formed special purpose acquisition company, filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering. The proposed offering is subject to, among other things, completion of the SEC review and comment process.
PHPC intends to raise $400.0 million in the proposed offering through the sale of units consisting of common stock and warrants to purchase common stock. PHPC also expects to grant the underwriters an option to purchase up to an additional 15% of the units in the proposed offering.
PHPC intends to partner with a company in the consumer products industry that complements the experience and expertise of Post’s management team and is a business to which Post’s management believes it can add value.
PHPC will be managed by Post’s current management team and is expected to draw upon Post’s management team’s expertise. Robert V. Vitale, Post’s President and CEO, will serve as Chief Investment Officer of PHPC. Bradly A. Harper, Post’s Chief Accounting Officer, will serve as Chief Financial Officer of PHPC. Jeff Zadoks, Post’s Chief Financial Officer, will serve as Chairman of the Board of Directors of PHPC.
Evercore Group L.L.C. and Barclays Capital Inc. are acting as the lead book-running managers for the proposed offering.
The offering will be made only by means of a prospectus. A copy of the preliminary prospectus, when available, may be obtained free of charge by visiting EDGAR on the SEC’s website at www.sec.gov, from Evercore Group L.L.C., Attn: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by phone at (888) 474-0200, or by email at ecm.prospectus@evercore.com, or from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by phone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com.
There can be no assurance the public filing of a registration statement on Form S-1 will result in any transaction or other action by Post. Post does not intend to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.
A registration statement, including a prospectus, which is preliminary and subject to completion, relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.
Cautionary Statement on Forward Looking Statements
Certain matters discussed in this press release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the proposed initial public offering of PHPC, including the amount of equity PHPC expects to sell in the proposed offering. There is no assurance that the proposed offering will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed offering, the rapidly changing situation related to the COVID-19 pandemic and other risks and uncertainties described in Post’s filings with the SEC. These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665
Media Relations
Lisa Hanly
lisa.hanly@postholdings.com
(314) 665-3180